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                                                                    EXHIBIT 10.5


                        CYPRESS SEMICONDUCTOR CORPORATION
                       1998 KEY EMPLOYEE BONUS PLAN (KEBP)

ARTICLE 1 - PLAN OBJECTIVE

1.1 The objective of this Key Employee Bonus Plan is to provide incentive to key employees of the Company based on the Company's overall Sales and Earnings Per Share (EPS) achievement, the Company's growth relative to selected competitors, and the individual's performance against set individual Critical Success Factors
(CSFs).

ARTICLE 2 - EFFECTIVE DATE

2.1 This agreement will become effective December 30, 1997 for the plan period of fiscal year 1998. The plan period for fiscal year 1998 covers December 30, 1997 to December 28, 1998.

ARTICLE 3 - ELIGIBILITY FOR PLAN PARTICIPATION

3.1 Prior to or shortly after the commencement of each Plan Period, members of Cypress' Executive Staff will recommend to the President/CEO for approval proposed participants for the plan period and their incentive levels.

3.2 Prior to or shortly after the commencement of each Plan Period, the CEO and his Executive Staff's plan participation and their incentive levels will be presented to the Compensation Committee of the Board of Directors for approval at the next regularly scheduled Board meeting or by Unanimous Written Consent.

3.3 Participants will be notified of their eligibility at the beginning of each plan period or shortly thereafter.

3.4 Newly hired employees may be added as participants during the plan period. Other key employees who are currently not plan participants may be considered for participation at the beginning of the plan period, provided however that they have assumed greater responsibility or demonstrated greater contribution to the company.

3.5 Changes in plan participants require the approval of the President/CEO. Changes in incentive levels for current participants require the approval of the President/CEO.

ARTICLE 4 - BONUS PLANS AND CALCULATIONS

4.1 Each plan participant will be given an incentive level expressed as a percent of Base Salary. This represents the target bonus.

4.2 The participant's actual bonus attainment is determined by the participants score from the following factors:

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                             BONUS PLAN FACTORS
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    a. Total Company Sales performance for 1998 (Sales factor)
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    b. Total Company EPS performance for 1998 (EPS factor)
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    c. Performance against individual CSFs (Score for each quarter)
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4.3 The weight assigned to each of the plan factors depends on the participant's bonus plan, as listed below:

    -----------------------------------------------------------------------------------
               PLAN FACTORS               20% PLAN    30% PLAN   50% PLAN    80% PLAN
    -----------------------------------------------------------------------------------
    Total CY 1998 Sales (Sales factor)      10%         20%         20%        25%
    -----------------------------------------------------------------------------------
    Total CY 1998 EPS   (EPS factor)        10%         20%         20%        25%
    -----------------------------------------------------------------------------------
    Individual CSFs                         80%         60%         60%        50%
    -----------------------------------------------------------------------------------
    Total Plan Factors Weights              100%        100%       100%        100%
    -----------------------------------------------------------------------------------

4.4 Sales Factor: Scoring for the sales factor will be dependent on Cypress' performance against the 1998.2 plan. The zero point for Sales is the prior year's actual Sales. The zero point yields a sales factor of zero. Sales at 100% of the plan yields a sales factor 1.0. Sales performance between the zero point and the 100% point of the plan is ratably scored between 0 and 1.0. Sales greater than 100% of the 1998 plan yields a sales factor greater than 1.0 ratably scored with no maximum. The graph below depicts the sales factor at different sales levels. THE 1998.2 SALES PLAN IS $590M. SALES FACTOR IS ZERO IF 1998 SALES IS LOWER THAN $544.4M.


                              [PERFORMANCE GRAPH]



4.5 EPS Factor: Scoring for the EPS factor will be dependent on Cypress' performance against the 1998 plan. The zero point for EPS is the prior year's actual EPS. The zero point yields an EPS factor of zero. EPS at 100% of the plan yields an EPS factor 1.0. EPS performance between the zero point and the 100% point of the plan is ratably scored between 0 and 1.0. EPS greater than 100% of the 1998 plan yields a EPS factor greater than 1.0 ratably scored with no maximum.



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4.6 The factor of Cypress' revenue growth versus competitors' growth shall be calculated as Cypress' 1998 Sales versus 1997 and shall use for comparison the most current In-Stat reported Industry growth rate as of the earnings announcement date of Cypress for the year just ended. The growth factor shall be applied to the participant's Sales and EPS scores only as a gross up or discount factor and won't apply to the participant's CSF attainment. The revenue growth factor is calculated as:

       CY 1998 Sales                                The most current In-Stat                 2
     -------------------------     divided by       reported Industry growth  = Growth Factor
       CY 1997 Sales                                           rate

4.7 The overall bonus calculation shall be as follows for the different bonus plans, where: B = base salary E = EPS Factor CSF = score per quarter S = Sales Factor G = Growth Factor

SALES AND EPS PORTIONS OF THE BONUS:

KEBP = B x 20% x  ((S x 10%) + (E x 10%)) * G

CSF PORTION OF THE BONUS:

KEBP = B x 20% x (CSF x 80%)

ARTICLE 5 - BONUS PLAN TERMS

5.1 CSF Portion of the Bonus.

        5.1.1 Plan payout calculation for the CSF portion of the bonus will be based on the plan participant's base salary at the end of the quarter being measured and not the base salary at the time the CSF portion of the bonus is paid.

        5.1.2 For participants added to the KEBP program during the plan year, eligibility for the CSF portion of the bonus shall commence at the beginning of the immediately following quarter and will be rated in full quarter basis only. This condition applies to new hires that are offered KEBP participation as part of the employment offer.

        5.1.3 In the event a participant's incentive level is changed during the quarter (i.e. movement from 20% incentive level to 30%); the new incentive level will be effective at the beginning of the immediately following quarter. The participant's CSF payout for the current quarter shall be based on the incentive level in effect at the beginning of that quarter.

5.2  Sales and EPS Portions of the Bonus.

        5.2.1 Plan payout calculation for the Sales and EPS portions of the bonus will be based on the plan participant's base salary at the end of the plan period and not the base salary at the time the Sales and EPS portions of the bonus are paid.

        5.2.2 For participants added to the KEBP program during the plan year, eligibility for the Sales and EPS portions of the bonus shall commence at the beginning of the immediately following month and calculation will be prorated for the number of months they participated in the plan. This condition applies to new hires that are offered KEBP participation as part of the employment offer.



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        5.2.3 In the event a participant's incentive level is changed during the plan period, (i.e. movement from 20% incentive level to 30%) as a result of a promotion, demotion or significant change in responsibility, the Sales and EPS portions of the bonus shall be calculated based on the participant's incentive level at the end of the plan period.

ARTICLE 6 -  CSF ACHIEVEMENT

6.1 CSF attainment for the completed quarter and proposed CSFs for the next quarter are reviewed at the end of each quarter pursuant to the HR published due dates (typically no later than the fourth Thursday of the first month of the new quarter).

6.2 In setting CSFs, a 0% threshold must be defined for each CSF. This threshold, which could be timing and/or deliverable-based, is a point at which a CSF score starts to be earned. If a participant does not reach/complete the minimum threshold, the CSF will be scored 0% (zero). Progress beyond the threshold earns the participant a pro-rated score up to 110%. The score for a particular CSF cannot exceed 110%.

ARTICLE 7 -  PAYMENT OF BONUS EARNED

7.1 Bonus payments are made in two separate processes:

        7.1.1 At the end of each quarter, the actual CSF achievement for each individual will be calculated. The CSF payments are made quarterly within 30 days of the end of each quarter.

        7.1.2 At the end of the plan period, the CEO will present the calculated bonus for Sales and EPS to the Compensation Committee of the Board for their approval. The Sales and EPS payments are made as follows:

                50% of bonus earned at the end of the plan period will be paid after financial results are made public from the fiscal year concluded, including competitive data used for growth factor calculation. (Tentatively January 31st)

                25% of bonus earned will be paid 6 months after the first installment. (Tentatively July 31st)

        25% of bonus earned will be paid in the following year coinciding with that plan year's first 50% payout. (Tentatively January 31st)

7.2 Actual bonuses for each participant will be calculated using the formulas in para 4.7.

ARTICLE 8 -  ELIGIBILITY FOR PAYMENT

8.1 To be eligible for any portion of the bonus payment, the participant must be employed by the company at the scheduled payment date. A participant who terminates employment prior to the payment date will forfeit the bonus including all future payment schedules, except as otherwise provided in this article.



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8.2 Disability: If a participant is disabled, i.e. unable to perform any services for the company and eligible to receive disability benefits under the standards used by the company's disability benefit plan, the participant will receive a bonus calculated as follows: for the portion based on CSF completion, the quarter in which the disability begins will be considered a completed quarter and the CSF portion of the bonus for that quarter will be paid as though CSF attainment was 100%. Thereafter, quarterly participation ceases. For the portion of the bonus based on Sales and EPS, the number of days the employee worked in the plan period will be used to pro-rate the amount which will be paid at the end of the plan period.

8.3 Retirement: If a participant retires, i.e. permanent termination of employment with the company in accordance with the company's retirement policies, the participant will receive a bonus calculated as follows: for the portion based on CSF completion, the quarter in which the retirement begins will be considered a completed quarter and the CSF portion of the bonus for that quarter will be paid as though CSF attainment was 100%. Thereafter, quarterly participation ceases. For the portion of the bonus based on Sales and EPS, the number of days the employee worked in the plan period will be used to pro-rate the amount which will be paid at the end of the plan period.

8.4 Death: If a participant dies, awards will be paid to the beneficiary designated by the participant, otherwise, to the persons entitled thereto as determined by a court of competent jurisdiction. The bonus will be calculated as follows: for the portion based on CSF completion, the quarter in which death occurred will be considered a completed quarter and the CSF portion of the bonus for that quarter will be paid as though CSF attainment was 100%. Thereafter, quarterly participation ceases. For the portion of the bonus based on Sales and EPS, the number of days the employee worked in the plan period will be used to pro-rate the amount which will be paid at the end of the plan period.

8.5 Lay-off: If a participant is terminated by lay-off during the plan period, no bonus will be awarded for the Sales and EPS portion of the bonus. The calculation for the CSF portion of the bonus will be: the quarter in which the lay-off occurred will be considered a completed quarter and the CSF portion of the bonus for that quarter will be paid as though CSF attainment was 100%. Thereafter, quarterly participation ceases. If a participant is terminated by lay-off after the plan period but prior to a scheduled bonus payment, it will be at the discretion of the CEO to pay the bonus.

8.6 No bonus will be paid to employees who are terminated for cause.

8.7 All qualified bonus payments including future scheduled payments pursuant to para 8.2, 8.3, and 8.4 will be paid in lump-sum.

8.8 The CEO reserves the right to reduce the bonus award of a participant on a pro-rata basis to reflect a participant's leave of absence during the plan period.

ARTICLE 9 - MISCELLANEOUS

9.1 Unless as defined in article 8.4, no right or interest in this plan is transferable or assignable except by will or laws of descent and distribution.

9.2 Participation in this plan does not guarantee any right to continued employment with the Company.

9.3 Participation in the plan in a particular plan period is not a guarantee to participation in subsequent plan periods.



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9.4 Management reserves the right to discontinue participation of any participant in this plan, at any time, and for whatever reasons.

9.5 This plan is unfunded and the company does not intend to set up a sinking fund. Consequently, payments arising out of bonus earned shall be paid out of the company's general assets. Accounts recognized by the company for book purposes is not an indication of funds set aside for payment. Plan participants are considered as general creditors of the company and the obligation of the company is purely contractual and is not secured by any particular company asset.

9.6 The provision of this plan shall not limit the CEO and the Compensation Committee of the Board of Directors to modify said plan, or adopt such other plans on matters of compensation, bonus or incentive, which in its own judgment it deems proper, at any time.

9.7 This agreement is construed to be in accordance with the laws of the State of Delaware.



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ATTACHMENT A


COMPETITOR COMPANIES:

TO BE DETERMINED.



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